EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned President and Sole Executive Officer of the Company, certifies, that to his knowledge:

1)           SIN Holding, Inc.'s Form 10-Q for the quarter ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)           the information contained in SIN Holdings, Inc.’s Form 10-Q for the quarter ended September 30, 2009 fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steve S. Sinohui________________
Steve S. Sinohui, Chief Executive Officer
and Chief Financial Officer

November 11, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.